CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY ***) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

EXHIBIT 10.1

THIRD AMENDMENT TO COLLABORATION AND COMMERCIALIZATION AGREEMENT

This Third Amendment (the “Third Amendment”) to the Collaboration and Commercialization Agreement is entered into by and between Senseonics, Incorporated (“Senseonics”) and Ascensia Diabetes Care Holdings AG (“Ascensia”) (each of Senseonics and Ascensia, a “Party”, and together, the “Parties”) and is effective as of April 1st, 2024 (the “Third Amendment Effective Date”).

WHEREAS, the Parties have entered into that certain Collaboration and Commercialization Agreement dated as of August 9, 2020, as subsequently amended and supplemented (the “Agreement”);

WHEREAS, the Parties entered into the Second Amendment to the Agreement, which established certain terms and required the good faith renegotiation of certain matters under the Second Amendment; and

WHEREAS, the Parties desire to further amend the Agreement in accordance with Section 9.3 thereof in order to reflect the good faith negotiations covering an updated transfer price, binding forecasting period, warranty provisions, and the launch of the 365-day Product and certain other terms and conditions as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Third Amendment, the Parties agree as follows:

1.	Amendment 2. Amendment 2 to the Agreement shall be no longer valid and applicable, and shall be replaced in its entirety by this Amendment 3 as of the Third Amendment Effective Date, except that obligations and liabilities that arose pursuant to Amendment 2 during the period prior to the Third Amendment Effective Date shall continue to exist under the terms of Amendment 2, including any True Up calculations and warranty calculations arising prior to but to be settled on or following the Third Amendment Effective Date. Binding Commitments from before the Third Amendment Effective Date are of no further force or effect, and are replaced in their entirety with the terms of this Amendment 3, as applied to the [***].

2.	Product Warranty. Exhibit E to the Agreement will be deleted and replaced in its entirety by the Exhibit E attached to this Third Amendment. The reference to “warranty claims (as allowed by Exhibit E)” in Section 4.2 of the Agreement shall be deleted. For the avoidance of doubt, there shall be no adjustment to the amounts owed to Senseonics under Section 4.2 for any warranty claims as all warranty units will be included in Section 4.2 True Up Amount.
3.	Transfer Pricing. The transfer price is the price that Ascensia’s Purchase Order will reflect for the currently-marketed 180-day E3 Product (the “180-day Product”) and the 365-Product expected to be approved during 2024 (the “365-day Product”) to be paid to Senseonics

(“Transfer Price”).

(i)The Transfer Price of the 180-day Product in both the United States and outside the United States on a quarterly basis for sales from Senseonics to Ascensia will be set at

[***] unless otherwise formally agreed by the Joint Alliance Committee for special situations.

(ii)The Transfer Price of the 365-day Product in both the United States and outside the United States on a quarterly basis for sales from Senseonics to Ascensia will be set at

[***] unless otherwise formally agreed by the Joint Alliance Committee for special situations.

Ascensia will provide monthly reports to Senseonics with updates on the average monthly in- market selling prices, net of replacement sensors of the 180-day Product and 365- day Product in [***], and a subtotal for all other relevant markets. If an additional market becomes substantial to results, the Parties will in good faith add monthly reporting on such market.

4.	Minimum Annual Price and Permitted Access Programs. In accordance with the Agreement:
(i)Within [***], the Parties shall establish a Minimum Annual Price of the 365-day Product prior to the launch of the 365-day Product within each such market based on the factors, processes and terms set out in Section 2.4(c) of the Agreement.
(ii)The Parties will discuss in good faith the terms of and controls on any Permitted Access Programs for the 365-day Product (“PASS Program”) prior to the Product Availability Date of the 365-day Product, with the understanding that any approved PASS Program would be designed to support commercially insured patients being able to access the 365-day Product after receipt of an on-label prescription and would be established with controls that limit the utilization of PASS. Following any agreement on such controls, the Parties will agree in good faith on the administration of the PASS Program before any implementation, including such matters as controls, limits, monthly utilization and finance reporting. The Parties may also agree in good faith on similar administration matters of compliant rebate programs with distribution channel partners before any implementation. Based on such discussions and understandings, the Parties will either clearly document approval by the JAC such terms regarding any Permitted Access Program or document such changes in a written Agreement. For the avoidance of doubt, this Amendment does not change any requirement under Section 4.1.1 of the Agreement that requires agreement of the Parties to make an adjustment in the Cap for a Permitted Access Program before more than [***] attributable to Permitted Access

Programs can be deducted from gross sales to calculate Net Sales.

(iii)The Parties also agree that, for the calculation of Net Sales of the 180-day Product in the U.S., for sales from the Third Amendment Effective Date until such time as DME- reimbursed Product Sales in the U.S. are converted to 365-day Product (“Conversion”), the cap for Permitted Access Program charges in Section 4.1.1 of the Agreement (the “Cap”) shall be suspended. This suspension does not apply for the 365-day Product or Products sold outside the U.S. Further, in no case shall the calculation of Net Sales for the 180-day Product be lower than [***]. This limitation does not apply to the 365-day Product. The [***] amounts set forth in Paragraph 3 (i) above are the [***] that will be paid by Ascensia to Senseonics for the 180-day Product and will not be further reduced by any revenue share adjustments, the True-Up, or other amounts.
(iv)If the quarterly Transfer Price for the 365-day Product exceeds the [***] as determined at the quarterly True-Up, with such Revenue Share calculated subject to the terms agreed in accordance with Section 4.1.1 of the Agreement (by the JAC or otherwise) relating to the Permitted Access Program, and pursuant to the provisions of Section 4.2 of the Agreement, then Senseonics will pay Ascensia [***], provided that any such payment remains subject to the Minimum Annual Price provisions of Section 2.4(c) of the Agreement. Notwithstanding Section 10 of this Amendment 3, Section 2.4(c) of the Agreement shall in all cases govern the final calculation of True-Up Amounts.
5.	True-up Mechanics. The Parties agree that for the calculation of the True-Up Amounts pursuant to Section 4.2 of the Agreement, (i) they shall use an agreed upon blended revenue share percentage based upon the estimated blended revenue share percentage resulting from the forecasted revenue for the year and (ii) in the final True-Up Statement for the year shall adjust to account for the difference between the estimated revenue share used for these estimated periods and the final revenue share calculated based on actual revenues for that year.
6.	Forecast and Product Transition. In addition to section 2.3 (b) of the Agreement, the following shall apply as of the Third Amendment Effective Date. For the U.S. portion of each Forecast, Ascensia shall provide Senseonics with a base forecast that designates the expected Product demand in the U.S. irrespective of which duration product is available (the “Base Forecast”), and includes detail specifying which Products are for Global Pay patients (including CMS-reimbursed patients and commercially-insured global payment patients), commercially insured DME-reimbursed patients, and pharmacy channel patients. The Base Forecast may be satisfied with either 180-day Product and /or 365-day Product (“Base Forecast’), based on the Parties’ agreed launch date of the 365-day Product in the U.S. and Medicare reimbursement status, as further contemplated below. Ascensia will also provide Senseonics with an incremental forecast for the 365-day Product (“Incremental Forecast”) which shall designate the expected additional product demand above the Base Forecast in the event the 365-day Product is available, in order to secure additional 365-day Product volume. For the Incremental Forecast, [***] lead time is required for Senseonics to commit to shipment, provided, however Senseonics will make commercially reasonable efforts to accommodate lead time less than [***]. Ascensia’s commitment to purchase the 365-

day Product in the Incremental Forecast shall be governed by the Binding Commitment provisions set out in Section 8 of this Third Amendment, subject to the further provisions in this Section 6. The timing of the Binding Commitment for the Incremental Forecast starts with the Product Availability Date (which for this purpose cannot be [***] without Ascensia’s consent) and Ascensia has no obligation to purchase Product from the Incremental Forecast before such date. By means of an example, if the Product Availability Date is targeted to be [***]. If the launch occurs later than [***], the committed Incremental Forecast binding volumes will slide back correspondingly month-for-month based on the revised launch date, so that with a one month delay (if not superseded by the [***]. Any expiration of the 365-day Product and all its related materials (i.e. Product not meeting the dating requirements to ship to Ascensia) that is due to the Product Availability Date of the 365-day Product being pushed out shall be solely and entirely for Senseonics’ risk and account. Excess and Obsolete charges for 180-day Finished Product from the transition of the 180-day Product to 365-day Product (i.e. Product expiring at, or built by Senseonics in accordance with this section but not permitted to ship before expiring to, a distributor or physician) shall be solely and entirely for Ascensia’s risk and account if this was included in Ascensia’s Binding Forecast. Senseonics will assist, at Ascensia’s cost, in rekitting 180-day Product inventory that can be repurposed.

7.	Supply Chain Inventory Transition from 180-day Product to 365-day Product.

The Parties shall set a target Product Availability Date for the 365-day Product for each of the US and OUS based on discussion of regulatory status and each latest approval date (“Latest Approval Date”) that supports completing the activities required to support each target Product Availability Date. Senseonics shall regularly update the JAC on its targeted regulatory approvals and the JAC will reasonably adjust target dates based on such discussion or a delay in approval past each Latest Approval Date. Until the respective Product Availability Date of the 365-day Product for the U.S. and O.U.S, the U.S. and O.U.S. Base Forecast demand, respectively, will be delivered in 180-day Product. For each market, if approval for the 365- day Product is reached by the respective Latest Approval Date, then:

●	For U.S. Product scheduled for delivery or sale following the U.S. target Product Availability Date, Senseonics will (i) deliver U.S. Base Forecast demand of commercially-insured DME reimbursed and pharmacy channel product with 365-day Product (subject to Ascensia requesting in the applicable Forecast a percentage of these Sensors to be delivered in 180-day Product, which Senseonics will meet with [***] notice and use commercially reasonable efforts to accommodate with less notice), (ii) deliver U.S. Base Forecast demand of CMS-reimbursed and commercially-reimbursed global payment sensors with 180-day Product, and (iii) begin shipping Incremental Forecast demand. If the Parties are able to secure reimbursement of 365-Product for CMS-reimbursed or commercially-insured global payment product, the Parties will coordinate to transition promptly to 365-day Product for such Forecast demand.

●	For O.U.S. Product scheduled for delivery of sale following the O.U.S. target Product Availability Date, Senseonics will deliver O.U.S. Forecast demand with 365-day Product (subject to Ascensia requesting in the applicable Forecast a percentage of these Sensors to be delivered in 180-day Product, which Senseonics will meet with [***] notice and use commercially reasonable efforts to accommodate with less notice),
8.	Binding Commitment. Section 2.3(c) of the Agreement will be replaced in its entirety and shall read as follows:

“2.3(c). Binding Commitment. In each Forecast, the following shall constitute a binding commitment for Ascensia to purchase, and for Senseonics to supply, the quantities of Products specified therein, and Ascensia shall order such quantities pursuant to Section 2.2(a) of the Agreement (the “Binding Commitment”):

(i)the first [***] of each [***] – a Binding Commitment for [***] of the quantities of Products specified therein;
(ii)	[***] of each Forecast – a binding commitment for [***] of the quantities of Products specified therein (e.g. Ascensia is allowed to have a reduction/increase in [***] of the next [***] order of up to [***], subject to the limitation on additive reductions set out below);
(iii)	for [***] of each Forecast– a binding commitment for [***] of the quantities of Products specified therein; and
(iv)	for [***] of each Forecast [***] is applicable.

Senseonics obligation to accept a Purchase Order for any increase in a Binding Commitment is subject to its ability to provide the additional Products using commercially reasonable efforts, as set out in Section 2.2(b) of the Agreement. The above-mentioned Binding Commitments are not additive – meaning that (i) if, e.g., a reduction of [***] (or more, to the extent compensated) is taken between [***], there can be no further reduction from [***], and (ii) if, e.g., a reduction of [***] is taken between [***], up to an additional [***] reduction is permissible from [***] without a payment obligation as set out in the next paragraph.

The Binding Commitment for [***] are commitments to purchase. For the Forecasts for [***], for a reduction greater than the allowable percentage ([***], respectively), Ascensia will compensate Senseonics by paying [***]. For the avoidance of doubt and by example: [***].

With respect to quantities of Products in the Binding Commitment, Senseonics shall not be required to ship more than [***] to a single designated distribution facility and/or logistics and kitting provider within the European Union or more than [***] to a single central distribution location in each country in the Territory located outside the United States and European Union, as agreed to by the Parties.

9.	Pricing updates. The Parties shall on a yearly basis - prior to April 1st of each year, and for the first time before April 1st, 2025, review in good faith (a) the minimum Transfer Price with consideration of actually realized cost changes resulting from increased volume sales, yield changes, changes in supply or accessory costs, or other changes in the cost of manufacturing, and, if applicable, the utilization of Ascensia supply chain resources to reduce costs as noted in Exhibit D, and (b) the binding collars (months covered and percentages) with a view to minimizing the impact to Senseonics if there is high forecast variability. For the avoidance of doubt, unless Parties explicitly agree on new terms and conditions for the terms mentioned in this Section 9, the then-current terms and conditions will remain valid and applicable for the 180-day Product and the 365-day Product during the Term. Transfer Pricing for any new products will be negotiated in good faith.
10.	Interpretation. Except as expressly provided in this Third Amendment, the Agreement shall continue in full force and effect. The Agreement, as supplemented, clarified or amended by the Letter Agreement of November 17, 2020, the First Amendment dated as of March 31, 2021, the Side Letter Agreement dated November 12, 2021, the Second Side Letter Agreement dated April 5, 2022, and this Third Amendment constitute the entire agreement of the Parties with respect to the subject matter hereof. In the event of any conflict between the terms of this Third Amendment and the Agreement, the terms of this Third Amendment shall control. Except where expressly noted otherwise, the amendments made herein shall be effective as of the Third Amendment Effective Date. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. This Third Amendment may be executed in counterparts, each of which shall constitute an original and all of which shall together constitute a single agreement. This Third Amendment may be executed and delivered electronically, including via PDF format or DocuSign, and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Parties.
11.	Confidentiality. The Parties acknowledge that the terms and conditions of this Third Amendment shall be treated as Confidential Information of both Parties, subject to Section 8 of the Agreement.

[Signature Page Follows]

DocuSign Envelope ID: 35D90730-EC4F-4D25-A98D-A04E8D3A617C

CONFIDENTIAL

IN WITNESS WHEREOF, each of the Parties has caused this Third Amendment to be executed by its duly authorized representatives as of the Third Amendment Effective Date.

Ascensia Diabetes Care Holdings AG

By: /s/Marieke Jansen

Name: Marieke Jansen

Title: General Counsel

By: /s/Robert Schumm

Name: Robert Schumm

Title: President, ADC Holdings AG

Senseonics, Incorporated

By: /s/Tim Goodnow

Name: Tim Goodnow

Title: CEO

DocuSign Envelope ID: 35D90730-EC4F-4D25-A98D-A04E8D3A617C

CONFIDENTIAL

EXHIBIT E

Senseonics warrants to Ascensia that the Products will function in material compliance with the applicable Product Specifications. Ascensia’s sole and exclusive remedy for a breach of the foregoing warranty shall be Senseonics’ participation through the True Up in the process outlined below.

Country level end market warranty policies or any limited warranty offered to the end-user or a distribution channel partner will be approved by the Joint Alliance Committee. The Parties intend that such warranty policies or any limited warranty offered to the end-user or a distribution channel partner will not exceed [***] in any market for any 180-day Product/Sensor and will not exceed [***] in any market for any 365-day Product/Sensor.

Any warranty claim by a user will be satisfied out of a sensor taken from Ascensia inventory. For bona fide warranty claims meeting the requirements and terms of the warranty agreed by the Joint Alliance Committee, subject to the minimum price set out in Section 2 hereof, these sensors will be included in the calculation for the true up as follows: replacement sensors will be included in the true up for cost purposes and such sensors that were subject to a bona fide warranty claim will only be included in revenue to the extent they generate revenue in accordance with the end-market warranty, unless otherwise formally agreed by the Joint Alliance Committee for special situations.

Neither Party is liable for the cost of reinsertion and removal of existing Sensor. The Joint Alliance Committee may consider and discuss special situations.

This Amendment shall not affect the currently in-effect transmitter warranty.